UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017 (October 3, 2017)

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35444
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement

Warrior Met Coal, Inc. (the “Company”) is party to that certain Asset-Based Revolving Credit Agreement, dated as of April 1, 2016 (as amended, the “ABL Facility”), by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, Citibank, N.A., as administrative agent, and the other lenders and L/C issuers party thereto. The Company is also a party to that certain Pledge and Security Agreement, dated as of April 1, 2016 (as amended, the “Security Agreement”). On October 3, 2017, the Company entered into an Amendment No. 4 to the ABL Facility and Amendment No. 2 to the Security Agreement (the “Amendment”) to, among other things, (i) provide an exception to the indebtedness and lien negative covenants in the ABL Facility to permit the Company to incur Indebtedness (as defined in the ABL Facility) in an aggregate principal amount not to exceed $500,000,000 at any time outstanding, which Indebtedness may be unsecured or secured and (ii) to amend certain provisions in the Security Agreement to reflect additional lien and indebtedness capacity granted under the ABL Facility as amended by the Amendment.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 4 to Asset-Based Revolving Credit Agreement and Amendment No. 2 to Pledge and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: October 4, 2017	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer